METROPOLITAN SERIES FUND, INC.
Sub-Item 77o Transactions effected pursuant to Rule 10f-3

2006 Quarter 1


Name of Portfolio:  BlackRock Bond Income Portfolio

Issuer:
United Healthcare Corp

Broker:
JP Morgan Securities Underwriter(s):
Citigroup, Goldman Sachs, JP Morgan
Securities, Banc of America, Credit
Suisse, Deutsche Bank, Morgan Stanley, UBS,
Wachovia, Barclays, BNY Capital Markets,
Lazard Capital Markets, Fifth Third,
LaSalle Financial Services, NatCity
Investments, PNC Capital Markets,
Greenwich Capital Markets, Piper Jaffray
& Co.

Affiliated Underwriter in the Syndicate:
PNC Capital Markets

Date of Purchase:
02/27/2006

Date of Offering:
02/27/2006

Amount of Purchase:
Fund-1,050,000 Sub-Adviser-100,000,000

Amount of Offering:
850,000,000

Purchase Price:
$99.279

Commission or Spread:
0.875%



Name of Portfolio:  BlackRock Diversified Portfolio

Issuer:
United Healthcare Corp Broker:
JP Morgan Securities

Underwriter(s):
Citigroup, Goldman Sachs, JP Morgan
Securities, Banc of America, Credit Suisse,
Deutsche Bank, Morgan Stanley, UBS,
Wachovia, Barclays, BNY Capital Markets,
Lazard Capital Markets, Fifth Third,
LaSalle Financial Services, NatCity
Investments, PNC Capital Markets,
Greenwich Capital Markets, Piper Jaffray
& Co.

Affiliated  Underwriter in the Syndicate:
PNC Capital Markets

Date of Purchase:
02/27/2006

Date of Offering:
02/27/2006

Amount of Purchase:
Fund-625,000 Sub-Adviser-100,000,000

Amount of Offering:
850,000,000

Purchase Price:
$99.279

Commission or Spread:
0.875%


The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

The underwriting was a firm commitment.

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.


2006 Quarter 2

Name of Portfolio:  BlackRock Bond Income Portfolio

Issuer:
AETNA INC.

Broker:
Citigroup

Underwriter(s):
Citigroup, Goldman Sachs, JP Morgan
Securities, Banc of America, Credit
Suisse, Deutsche Bank, Morgan Stanley, UBS,
Wachovia, Barclays, BNY Capital Markets,
Lazard Capital Markets, Fifth Third,
LaSalle Financial Services, NatCity
Investments, PNC Capital Markets,
Greenwich Capital Markets, Piper Jaffray
& Co.

Affiliated Underwriter in the Syndicate:
PNC Capital Markets

Date of Purchase:
06/06/2006

Date of Offering:
06/06/2006

Amount of Purchase:
Fund-3,815,000 Sub-Adviser-100,000,000

Amount of Offering:
800,000,000

Purchase Price:
$99.804

Commission or Spread:
0.875%


Name of Portfolio:  BlackRock Diversified Portfolio

Issuer:
AETNA INC.

Broker:
Citigroup

Underwriter(s):
Citigroup, Goldman Sachs, JP Morgan
Securities, Banc of America, Credit Suisse,
Deutsche Bank, Morgan Stanley, UBS,
Wachovia, Barclays, BNY Capital Markets,
Lazard Capital Markets, Fifth Third,
LaSalle Financial Services, NatCity
Investments, PNC Capital Markets,
Greenwich Capital Markets, Piper Jaffray
& Co.

Affiliated Underwriter in the Syndicate:
PNC Capital Markets

Date of Purchase:
06/06/2006

Date of Offering:
06/06/2006

Amount of Purchase:
Fund-1,520,000 Sub-Adviser-100,000,000

Amount of Offering:
800,000,000

Purchase Price:
$99.804

Commission or Spread:
0.875%

The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) municipal securities as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

The underwriting was a firm commitment.

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.


2006 Quarter 3

None.


2006 Quarter 4

Name of Portfolio:  BlackRock Aggressive Growth Portfolio

Issuer:
Spirit AeroSystems Holdings, Inc.
Nymex Holdings, Inc.

Broker:
Morgan Stanley
JP Morgan Securities

Underwriter(s):
Credit Suisse, Goldman Sachs,
Morgan Stanley, Banc of America, Citigroup,
Cowen and Company, Deutsche Bank,
Griffiths McBurney Corp. as Agent Affiliate of GMP Securities,
Jefferies & Company, Lehman Brothers, Merrill
Lynch, RBC Capital Markets Corporation,
Scotia Capital (USA), UBS, Westwind Partners
JP Morgan Securities, Merrill Lynch, Banc of America,
Citigroup, Lehman Brothers, Sandler ONeill & Partners

Affiliated Underwriter in the Syndicate:
Merrill Lynch
Merrill Lynch

Date of Purchase:
11/20/2006
11/16/2006

Date of Offering:
11/20/2006
11/16/2006

Amount of Purchase:
Fund-101,500 Sub-Adviser-1,250,000
Fund-7,300 Sub-Adviser-105,000

Amount of Offering:
55,083,334
6,500,000

Purchase Price:
$26.00
$59.00

Commission or Spread:
$1.30 per share
$3.84 per share


Name of Portfolio:  BlackRock Bond Income Portfolio

Issuer:
IdeArc INC.

Broker:
JP Morgan Securities

Underwriter(s):
JP Morgan Securities, Bear Stearns & Co.,
Banc of America, Barclays Capital,
Citigroup, ABN AMRO Inc., Credit
Suisse, Goldman Sachs, Merrill Lynch, Morgan
Stanley, Greenwich Capital Markets,
Lehman Brothers, Mitsubishi UFJ
Securities International, RBC Capital Markets,
UBS, Wachovia

Affiliated Underwriter in the Syndicate:
Merrill Lynch

Date of Purchase:
11/01/2006

Date of Offering:
11/01/2006

Amount of Purchase:
Fund-800,000 Sub-Adviser-90,000,000

Amount of Offering:
2,850,000,000

Purchase Price:
$100.00

Commission or Spread:
2.25%


Name of Portfolio:  BlackRock Diversified Portfolio

Issuer:
IdeArc INC.

Broker:
JP Morgan Securities

Underwriter(s):
JP Morgan Securities, Bear Stearns & Co.,
Banc of America, Barclays Capital,
Citigroup, ABN AMRO Inc., Credit
Suisse, Goldman Sachs, Merrill Lynch, Morgan
Stanley, Greenwich Capital Markets,
Lehman Brothers, Mitsubishi UFJ
Securities International, RBC Capital Markets,
UBS, Wachovia

Affiliated Underwriter in the Syndicate:
Merrill Lynch

Date of Purchase:
11/01/2006

Date of Offering:
11/01/2006

Amount of Purchase:
Fund-305,000
Sub-Adviser-90,000,000

Amount of Offering:
2,850,000,000

Purchase Price:
$100.00

Commission or Spread:
2.25%


Name of Portfolio:  BlackRock Strategic Value Portfolio

Issuer:
Spirit AeroSystems Holdings, Inc.
Nymex Holdings, Inc.
DCT Industrial Trust Inc.
KBW Inc.

Broker:
Morgan Stanley
JP Morgan Securities
Wachovia Securities
Keefe Bruyette & Woods

Underwriter(s):
Credit Suisse, Goldman Sachs,
Morgan Stanley,Banc of America,
Citigroup, Cowen and Company,
Deutsche Bank, Griffiths McBurney
Corp. as Agent Affiliate of GMP Securities,
Jefferies & Company,Lehman Brothers,
Merrill Lynch, RBC Capital Markets
Corporation, Scotia Capital (USA), UBS,
Westwind Partners
JP Morgan Securities, Merrill Lynch,
Banc of America, Citigroup,
Lehman Brothers, Sandler ONeill & Partners
Merrill Lynch, Wachovia, Banc of America, JPMorgan Securities,
Morgan Keegan & Company, Wells Fargo Securities
Keefe Bruyette & Woods, Merrill Lynch,
Banc of America, Fox-Pitt Kelton Inc.,
JMP Securities, Thomas Weisel Partners, BNY
Capital Markets, FTN Midwest
Securities, Morgan Keegan & Company

Affiliated Underwriter in the Syndicate:
Merrill Lynch
Merrill Lynch
Merrill Lynch
Merrill Lynch

Date of Purchase:
11/20/2006
11/16/2006
12/12/2006
11/08/2006

Date of Offering:
11/20/2006
11/16/2006
12/12/2006
11/08/2006

Amount of Purchase:
Fund-127,700 Sub-Adviser-1,250,000
Fund-8,000 Sub-Adviser-105,000
Fund-89,500 Sub-Adviser-150,000
Fund-25,500 Sub-Adviser-150,000

Amount of Offering:
55,083,334
6,500,000
16,300,000
6,800,000

Purchase Price:
$26.00
$59.00
$12.25
$21.00

Commission or Spread:
$1.30 per share
$3.84 per share
$0.7963 per share
$1.47 per share


Name of Portfolio:  Neuberger Berman Mid-Cap Value Portfolio

Issuer:
KBR, Inc.
Broker:
Credit Suisse First Boston/D.A.
Davidson & Co.

Underwriter(s):
Credit Suisse, Goldman Sachs, UBS, Citigroup,
HSBC Securities, Lehman Brothers,
Merrill Lynch, Scotia Capital (USA),
Wachovia, D.A. Davidson & Co.,
Pickering Energy Partners, Simmons &
Company International

Affiliated Underwriter in the Syndicate:
Lehman Brothers

Date of Purchase:
11/15/2006

Date of Offering:
11/15/2006
Amount of Purchase:
79,000

Amount of Offering:
27,840,000

Purchase Price:
$17.00

Commission or Spread:
6.00%


The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) municipal securities as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

The underwriting was a firm commitment.

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.


LAW_DEPT-#9621118-v1-MSF_77o_-NSAR-2007.DOC